Exhibit 99.13
                                -------------
             CSC Computational Materials dated December 16, 2004

CWABS 2004-15


Assumptions
-----------
60% Severity.
12-mo Recovery Lag.
Trigger Failing.
Run to Maturity.
100% Servicer Advance.
100% Pricing Speed
Defaults on Top of Prepayment.

Arm Group
                                --------------------------------------------------------------------------------------------------
                                                  Forward LIBOR                                  Forward LIBOR + 200 bp.
                                --------------------------------------------------------------------------------------------------
                                  Break CDR            Collat Grp Cum Loss          Break CDR            Collat Grp Cum Loss
----------------------------------------------------------------------------------------------------------------------------------
MV2                                      13.83          258,877,489.74 (21.05%)        10.37              206,360,407.74 (16.78%)
----------------------------------------------------------------------------------------------------------------------------------
MV3                                      12.24          235,495,502.14 (19.15%)         8.94              182,614,692.43 (14.85%)
----------------------------------------------------------------------------------------------------------------------------------
MV5                                       9.65          194,453,846.24 (15.81%)         6.59              140,717,185.27 (11.44%)
----------------------------------------------------------------------------------------------------------------------------------
MV7                                       7.51          157,466,491.50 (12.80%)         4.48                99,708,446.04 (8.11%)
----------------------------------------------------------------------------------------------------------------------------------
MV8                                       6.71          142,852,181.41 (11.61%)         3.52                79,875,969.76 (6.49%)
----------------------------------------------------------------------------------------------------------------------------------
BV                                        6.03          130,070,509.60 (10.57%)         2.58                59,687,916.44 (4.85%)
----------------------------------------------------------------------------------------------------------------------------------



Fixed Group
                                --------------------------------------------------------------------------------------------------
                                                   Forward LIBOR                                  Forward LIBOR + 200 bp.
                                --------------------------------------------------------------------------------------------------
                                  Break CDR            Collat Grp Cum Loss          Break CDR            Collat Grp Cum Loss
----------------------------------------------------------------------------------------------------------------------------------
MF8                                       3.97            37,750,529.50 (9.44%)         2.86                28,190,220.79 (7.05%)
----------------------------------------------------------------------------------------------------------------------------------
BF                                        3.64            34,979,883.78 (8.74%)         2.50                24,936,975.78 (6.23%)
----------------------------------------------------------------------------------------------------------------------------------